UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported April 20, 2023)

_______________________________________________

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 478-7808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Employment Agreement with Chief Executive Officer

On April 20, 2023, Radnet Management, Inc. (the “Company”), which is a wholly-owned subsidiary of RadNet, Inc. (“RadNet”), entered into an executive employment agreement (“Agreement”) with Dr. Howard Berger, the Chief Executive Officer of RadNet (“Employee”), pursuant to which Employee will continue to be employed by the Company under the terms and conditions of the Agreement. Under the Agreement, employment is “at will” and may be terminated by either the Company or the Employee at any time.

Dr. Berger has a Management Consulting Agreement with Beverly Radiology Medical Group III (“BRMG”) dated January 1, 1994 and had an employment agreement with the Company dated as of June 12, 1992, as amended.  The Agreement replaces this prior employment agreement but the Management Consulting Agreement remains in place as is. Under the terms of this Management Consulting Agreement, in the event of termination (other than due to death or disability) or voluntary resignation “without cause,” upon his termination date Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000, and such amount also payable in certain other circumstances (“Berger Termination Payment”).

The new Agreement replaces and supersedes the existing employment agreement between the parties.

Under the Agreement, Employee is eligible to:

(a) receive an annual base salary subject to adjustment in the discretion of RadNet’s Board of Directors or its compensation committee (the current annual base salary is $1,500,000 of which $500,000 is paid by BRMG);

(b) participate in bonus and incentive compensation plans (Dr. Berger’s bonuses are paid by BRMG);

(c) receive full vesting of the time-based vesting portions of outstanding equity compensation awards upon a “change in control” of RadNet (which term is defined in RadNet’s Equity Incentive Plan);

(d) receive reimbursement for all reasonable business expenses and be covered under a directors and officers liability insurance policy; and

(e) receive six weeks annual paid vacation in accordance with the Company’s vacation policy for employees and receive medical, disability and life insurance coverage and such sick leave and holiday benefits, if any, and any other benefits as are made available to executive officers generally.

Upon termination of employment for any reason the Company shall pay or provide to Employee, or Employee’s estate, the annual base salary, prorated through the date of termination.

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In the event that Employee’s employment by the Company is terminated due to Employee’s death, then:

(a) Employee’s representative shall have up until the first anniversary of the termination of employment (or the applicable expiration date if earlier) to exercise Employee’s vested stock options; and

(b) Employee shall receive full vesting of the time-based vesting portions of Employee’s outstanding equity compensation awards.

In the event that Employee’s employment by the Company is terminated due to Employee’s Disability (as defined in the Agreement), then:

(a) Employee shall receive the same benefits provided above in the case of Employee’s death; and

(b) Employee shall receive a lump sum payment in an amount equal to the sum of Employee’s then annual base salary plus the greater of Employee’s prior year annual cash bonus or the average of Employee’s prior three years annual cash bonus (the greater of such two bonuses is the “Severance Bonus”).

In the event that Employee’s employment by the Company is terminated either (i) by the Company without Cause (as defined in the Agreement), or (ii) by the Employee for Good Reason (as defined in the Agreement) (either a “Qualifying Termination”), then:

(a) Employee shall receive severance in an amount equal to the Severance Pay (defined below);

(b) Employee shall receive full vesting of the time-based vesting portions of Employee’s outstanding equity compensation awards; and

(c) the Company shall (1) pay the cost of the premium for Employee to receive continuation coverage (as defined in the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)) under the Company’s (or RadNet’s) group medical plan until the earlier of (i) the second anniversary of the termination date or (ii) the maximum time for which COBRA continuation coverage is permitted under applicable law or (iii) the date on which Employee obtains substantially equivalent benefits from another party and (2) continue to provide Employee with life insurance coverage in accordance with the Company’s (or RadNet’s) benefits program until the earlier of (x) the second anniversary of the termination date or (y) the date on which Employee obtains substantially equivalent benefits from another party. If Employee was not then covered under the applicable benefit plan at the time of termination then the Company shall pay Employee the cash equivalent for such benefit.

For purposes of the above, “Severance Pay” means a dollar amount that is equal to: (i) if the number of Employee’s years of service with the Company is less than five, Employee’s then annual base salary, (ii) if the number of Employee’s years of service with the Company is at least five but less than ten, the sum of Employee’s then annual base salary plus the Severance Bonus, or (iii) if the number of Employee’s years of service with the Company is at least ten, the sum of 200% of Employee’s then annual base salary plus 200% of the Severance Bonus. Severance Pay would be reduced by the Berger Termination Payment. Dr. Berger presently has accumulated more than ten years of service with the Company.

In order to receive any of the above post termination compensation and benefits for a Qualifying Termination or termination due to death or Disability, the Employee or his representative must timely sign and not revoke a complete and general release of claims in a form to be reasonably determined by the Company.

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The Agreement also contains provisions regarding, among other things, confidential information, governing law, dispute resolutions and covenants governing Employee’s conduct.

The foregoing summary is qualified in its entirety by reference to the copy of the Agreement attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated April 20, 2023, between Radnet Management, Inc. and Howard G. Berger.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNET, INC.

Date: April 26, 2023	By:	/s/ David J. Katz
	Name:	David J. Katz
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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